Spine Pain Management, Inc. and Its CEO Amend Employment Agreement; NorthShore Orthopedics to Convert $1,020,200 of Outstanding Debt into Stock

HOUSTON, February 20, 2012 /PRNewswire/ -- Spine Pain Management, Inc. (OTC.BB: SPIN.OB), a rapidly growing specialty medical management and finance company, announced today its entry into an amended employment agreement with William F. Donovan, M.D., its Chief Executive Officer and President. The company first reported the entry into a new employment agreement in a Form 8-K filed on February 17, 2012, which agreement provided, among other things, that the company would transfer to Dr. Donovan 250,000 restricted shares of common stock on April 1, 2012, and 250,000 shares on each of July 1, 2012, October 1, 2012 and January 1, 2013 if he remained employed with the company. On February 20, the company and Dr. Donovan mutually agreed to amend the agreement so that it will not provide for the transfer of any stock to Dr. Donovan. All other provisions of the agreement remain unchanged. A copy of the amended employment agreement will be filed as an exhibit to a new Form 8-K that the company anticipates filing with the Securities and Exchange Commission tomorrow. Dr. Donovan stated, “We determined that it was in the best interest of the company and its shareholders for me to forgo receiving the stock component of compensation set forth in the employment agreement. Building value for shareholders will continue to be paramount to all decisions the company makes moving forward.”

Spine Pain Management also announced that NorthShore Orthopedics, Assoc. has agreed to convert certain outstanding debt owed to it by the company. NorthShore, which is 100% owned by Dr. Donovan, has an agreement with the company to provide medical services as the company’s independent contractor. The company’s outstanding debt to NorthShore was incurred through this agreement. $1,020,200 of the outstanding debt will be converted at the price of $1.83 per share, which was the closing market price on Friday, February 17. This will result in the company issuing to NorthShore 557,486 restricted shares of common stock.

About Spine Pain Management:

We are a medical marketing, management, billing and collection company facilitating diagnostic services for patients who have sustained spine injuries resulting from traumatic accidents. We deliver turnkey solutions to spine surgeons, orthopedic surgeons and other healthcare providers that provide necessary and appropriate treatment of musculo-skeletal spine injuries resulting from automobile and work-related accidents. Our care management services help reduce the financial burden on healthcare providers that provide patients with early-stage diagnostic testing and non-invasive surgical care, preventing many patients from being unnecessarily delayed or inhibited from obtaining needed treatment. We believe that our patient advocacy will be rewarding to patients who obtain needed relief from painful conditions.

Additional information about the company, along with a video can be found at its website at www.spinepaininc.com.

Forward-Looking Statements: This press release includes forward-looking statements as determined by the U.S. Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations, healthcare services demands, changes in healthcare practices, government regulation, and other factors over which the company has little or no control. The company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the company's recent filings with the SEC.

For Information Contact:

Gary M. Giblen
Director of Strategic Development, Finance & Communications

ggiblen@spinepaininc.com

(203) 324-2022